  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

AEFT Small Company Growth Fund 04/11/06 Credit Suisse First Boston $12,600,000 $288,000,000 $36.00 0.972/share Hercules Offshore Raymond James & Associates, Inc.

AEFT Short Duration Bond Fund 04/18/06 Morgan Stanley & Co. $10,000,000 $1,194,986,000 $99.98 0.165/share Nissan Auto Receivables Owner Trust Merrill Lynch & Co.